UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

Exponent, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-018655	77-0218904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive, Menlo Park, CA 94025
Address of Principal Executive Offices, Including Zip Code

(650) 326-9400
Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EXPO	Nasdaq Global Select Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2020, the Company’s Board of Directors (the “Board”) increased its size from six to seven members and appointed George Brown to the Board. Mr. Brown will also be appointed to the audit, nominating and corporate governance, and human resources committees of the Board. Mr. Brown has been an attorney for over three decades, specializing in complex business litigation. He is a Retired Partner with Gibson Dunn & Crutcher LLP, where he practiced in the Palo Alto and Los Angeles offices. His clients included large global companies, boards, CEOs and CFOs in matters involving securities class actions, corporate governance disputes and related investigations work. Mr. Brown also has expertise in accounting and valuation disputes and taught a course on accounting and finance for business litigation at UC Berkeley School of Law for several years. Previously, he was also a law professor at UCLA School of Law. Mr. Brown is currently a board director of Silicon Valley Community Foundation and is chair of its Audit Committee. He is also a board director of Children’s Hospital Los Angeles. Mr. Brown also serves on the board of Housing Trust Silicon Valley where he previously served as board chair. He was previously vice chair of the board for Fresh Lifelines for Youth. He also previously served as a national trustee for Boys & Girls Clubs of America and as board chair for the Boys & Girls Clubs of Metro Los Angeles. Mr. Brown is a senior fellow with American Leadership Forum Silicon Valley and previously served on its board. Prior to that Mr. Brown also served on the board of the Lawyers’ Committee for Civil Rights for the San Francisco Bay Area, and later served as its board co-chair. Mr. Brown received his B.S. degree in accounting from University of Minnesota, and his M.B.A./J.D. from UCLA Anderson School of Management and UCLA School of Law. He is a member of the California State Bar and is a California Certified Public Accountant (inactive). The Company believes that Mr. Brown’s record of success as an advisor to large global companies, boards and executives and as a partner in large professional service organizations qualifies him to serve as a director of the Company.

There are no arrangements or understandings between Mr. Brown and any other persons pursuant to which Mr. Brown was named a director of the Company. Mr. Brown does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Brown has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Brown will receive compensation for his service as a director consistent with the Company's current policies for compensation of non-employee directors as described in the Company’s most recent proxy statement under the heading “Compensation of Directors.”

In accordance with the Company's customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Brown, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Mr. Brown’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2020 as Exhibit 10.19.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPONENT, INC.

	By:	/s/ Richard L. Schlenker
Name: Richard L. Schlenker
Date: October 27, 2020		Title: Executive Vice President, Chief Financial Officer, and Corporate Secretary

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